SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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June 26, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

545 Madison Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in item 8.01 is hereby incorporated to the extent necessary to respond to the requirements of Item 1.01.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in item 8.01 is hereby incorporated to the extent necessary to respond to the requirements of Item 3.02.

Section 8 - Other Events

Item 8.01 Other Events

Effective as of June 26, 2006, we entered into agreements dated as of June 20, 2006 with Bernard J. Zahren and Fredric Rose pursuant to which we agreed to issue to them an aggregate of 468,192 shares of our common stock in exchange for their 58,524 shares of Series C Convertible Preferred Stock (the “Series C Stock”). This exchange will preserve approximately $105,000 that would otherwise have been spent on an annual basis on the dividends on these shares of Series C Stock. (Without giving effect to this exchange, their shares of Series C Stock would have been convertible into an aggregate of 351,143 shares of our common stock). Contemporaneously therewith, they agreed to dismiss with prejudice the lawsuit they had commenced in Delaware Chancery Court (Civil Action No. 1814-N) against us, our current directors, certain former officers and directors and others.

The issuance of the common stock is exempt from the registration requirements of the Securities Act pursuant to, among other things, Section 3(a)(9) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By: /s/ Asher E. Fogel
Asher E. Fogel, Chief Executive Officer

Dated: June 30, 2006